SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 29, 2008

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

50 E-Business Way, Sharonville, Ohio	45241
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

On March 6, 2008, Multi-Color Corporation (“Company”) filed a Current Report on Form 8-K to report the Company’s acquisition of Collotype International Holdings Pty Limited (“Collotype”). This Amendment No. 1 contains the required financial information associated with this acquisition.

Exhibit No.	Description of Exhibit
23	Consent of BDO Kendalls

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ James H. Reynolds
Name:	James H. Reynolds
Title:	Vice President, Corporate Controller and Chief Accounting Officer
Date:	May 16, 2008

Independent Auditors’ Report

Board of Directors

Collotype International Holdings Pty Ltd.

381 South Road

Mile End, SA 5031

We have audited the accompanying consolidated balance sheets of Collotype International Holdings Pty Ltd as of June 30, 2006 and 2007 and the related consolidated statements of income and stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collotype International Holdings Pty Ltd at June 30, 2006 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Kendalls (SA)
Chartered Accountants

/s/ Shirley Schaefer
Shirley Schaefer
Partner

Adelaide, South Australia
April 17, 2008

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended June 30

In thousands of Australian dollars	2007	2006
Net revenues	$136,187	$111,767
Cost of revenues	110,100	86,161

Gross profit	26,087	25,606

Selling, general and administrative expenses	15,132	9,886

Operating income	10,955	15,720

Interest expense	2,067	1,361
Other (income) expense, net	1,872	(3,180)

Income before income taxes	7,016	17,539

Income tax expense	2,382	4,459

Income before minority interests and affiliate income	4,634	13,080

Income from affiliates	250	869

Income before minority interests	4,884	13,949

Profit attributable to minority interests	(1,398)	(1,952)

Net income	$3,486	$11,997

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONSOLIDATED BALANCE SHEETS

As of June 30

In thousands of Australian dollars	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$7,131	$9,452
Accounts receivable, net	24,457	20,397
Inventories	8,924	4,869
Refundable income taxes	46	—
Deferred tax assets	716	546
Prepaid expenses and other	1,974	749

Total current assets	43,248	36,013
Property, plant and equipment, net	47,971	32,827
Investments in affiliates	2,458	3,554
Goodwill	10,191	8,304
Deferred tax assets	767	344

Total assets	$104,635	$81,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$9,738	$7,218
Accounts payable	25,639	10,899
Accrued income taxes	1,692	1,049
Accrued liabilities	3,172	1,765
Loan from minority interest	318	—
Dividends payable	1,861	4,531
Employee compensation and benefits	1,521	1,159

Total current liabilities	43,941	26,621
Long-term debt and capitalized leases, less current portion	16,495	13,123
Deferred tax liabilities	574	486
Employee compensation and benefits	1,007	794

Total liabilities	62,017	41,024
Commitments and contingencies
Minority interests	4,051	2,801
Stockholders’ equity:
Ordinary shares (no par or stated value); 3,201,097 shares issued and outstanding at June 30, 2007 and 2006, respectively	3,489	3,489
Retained earnings	35,508	33,883
Accumulated other comprehensive income (loss)	(430)	(155)

Total stockholders’ equity	38,567	37,217

Total liabilities, minority interests and stockholders’ equity	$104,635	$81,042

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended June 30

In thousands of Australian dollars

or thousands of ordinary shares

	Ordinary Shares		Retained earnings	Accumulated other comprehensive income (loss)	Total
	Number of shares issued	Amount
July 1, 2005	3,201	$3,489	$26,417	$(25)	$29,881
Net income			11,997		11,997
Dividends at $1.42 per share			(4,531)		(4,531)
Foreign currency translation loss				(130)	(130)

June 30, 2006	3,201	$3,489	$33,883	$(155)	$37,217
Net income			3,486		3,486
Dividends at $0.58 per share			(1,861)		(1,861)
Foreign currency translation loss				(275)	(275)

June 30, 2007	3,201	$3,489	$35,508	$(430)	$38,567

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended June 30

In thousands of Australian dollars	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Income before minority interests	$4,884	$13,949
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation	7,299	6,391
Net loss/(gain) on disposal of equipment	78	(26)
Write-down of loan to an affiliate	1,685	—
Net (increase) decrease in accounts receivable	(2,252)	(1,887)
Net (increase) decrease in inventories	(1,104)	1,551
Net (increase) decrease in prepaid expenses and other	(1,887)	(1,490)
Net increase (decrease) in accounts payable	3,433	4,064
Net increase (decrease) in accrued liabilities	485	543
Net increase (decrease) in accrued/refundable income taxes	598	1,723
Net increase (decrease) in deferred taxes	(504)	(87)

Net cash provided by operating activities	12,715	24,731
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,830)	(7,116)
Acquisition of business, net of cash acquired	(3,588)	(9,053)
Proceeds from sale of plant and equipment	613	2,000

Net cash used in investing activities	(12,805)	(14,169)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	3,191	391
Repayment of bank loans and capital leases	(939)	(2,583)
Changes in amounts from/(to) affiliates and related parties	119	(221)
Dividends paid	(4,531)	(3,065)

Net cash provided by (used in) financing activities	(2,160)	(5,478)
Effect of foreign exchange movements on cash	(71)	(237)

Net increase (decrease) in cash	(2,321)	4,847
Cash and cash equivalents, beginning of the year	9,452	4,605

Cash and cash equivalents, end of year	$7,131	$9,452

Supplemental Cash Flow Disclosures:
Interest paid	$2,178	$1,591
Income taxes paid	2,290	2,822
Supplemental Disclosure of Non-Cash Activities:
Assets acquired through lease	2	10

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Australian dollars, except where noted otherwise)

(1) THE COMPANY

Collotype International Holdings Pty Ltd and subsidiaries (the Company), headquartered in Adelaide, South Australia, supplies printed labels to wine and spirits bottlers and consumer product companies primarily located in Australia, the United States and South Africa. The Company has seven manufacturing facilities, five in Australia (three near Adelaide, South Australia, one in New South Wales and one near Brisbane, Queensland), one in Northern California and one near Cape Town, South Africa.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

References to 2007 and 2006 are for the fiscal years ended June 30, 2007 and 2006, respectively. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company, including wholly and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Entities that are not majority-owned are classified as investments in affiliates in the consolidated balance sheets (see Note 6) and carried in accordance with the equity method of accounting.

Revenue Recognition

The Company recognizes revenue on sales of products when the customer receives title to the goods, which is generally upon shipment or delivery depending on sales terms. Revenues are generally denominated in the currency of the country from which the product is shipped and are net of applicable returns and discounts.

Cash and Cash Equivalents

The Company records all highly liquid short-term investments with maturities of three months or less as cash equivalents. Bank overdrafts are classified as accounts payable on the balance sheets ($0 and $41 at June 30, 2007 and 2006, respectively).

Inventories

Inventories are stated at the lower of cost (specific identification) or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.

For assets placed in service prior to July 1, 2006, depreciation is calculated using the diminishing value method at annual depreciation rates of 7.5% to 37.5% depending on the nature of the asset. (Depreciation expense for the year is calculated under the diminishing value method by applying the depreciation rate to the net book value (remaining un-depreciated value) of each asset at the beginning of the year.)

For assets placed in service after June 30, 2006, depreciation is generally calculated using the straight-line method over the estimated useful lives of the assets, ranging from 3 years to 20 years.

Capitalized lease assets are depreciated over the term of the related lease.

Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized and the Company tests goodwill annually as of June 30 of each fiscal year for impairment by comparing the fair value of the reporting unit goodwill to its carrying amount. The test is completed on a reporting unit basis and the Company has determined that each country in which it operates to be a reporting unit. At June 30, 2007 and 2006, the Company had $10,191 and $8,304 of goodwill, respectively, of which $1,263 relates to South African operations and the remainder relates to Australian operations. The increase in goodwill relates to acquisitions completed during 2007 and 2006. Under SFAS 142, impairment is also tested when events or changes in circumstances indicate that the assets carrying values may be greater than the fair values.

Income Taxes

Deferred income tax assets and liabilities are provided for temporary differences between the tax basis and reported basis of assets and liabilities that will result in taxable or deductible amounts in future years.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company is required to adopt the provisions of FIN 48 effective as of June 30, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on the Company’s consolidated financial position, results of operations and cash flows.

Advertising Costs

Advertising costs are charged to expense as incurred and were $24 and $31 in 2007 and 2006, respectively.

Research and Development Costs

Research and development costs are charged to expense as incurred and were $554 and $521 in 2007 and 2006, respectively.

Goods and Services Tax (GST)

Revenues, expenses and assets are recognized net of the amount of GST, except where GST is not recoverable from the applicable taxing authority, in which case GST is included in the expense or the cost of the asset. Receivables and payables in the balance sheet include applicable GST.

Use of Estimates in Financial Statements

In preparing financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currencies

The functional currency of each of the Company’s subsidiaries is the currency of the country in which the subsidiary operates. The consolidated financial statements are presented in Australian dollars, which is the reporting currency.

Fair Value Disclosure

The carrying value of financial instruments approximates fair value.

Other (Income) Expense

Other (income) expense includes interest income, foreign exchange gains and losses and miscellaneous income, as well as a $1,685 write-down of a loan to an affiliate in 2007 and $2,758 of proceeds from a life insurance policy in 2006.

Derivative Financial Instruments – Foreign Exchange Forward Contracts

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivatives and Hedging Activities, as amended. This standard requires the recognition of derivative instruments as either assets or liabilities in the balance sheet at fair value and the recognition of resulting gains or losses as adjustments to earnings or other comprehensive income. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

The Company manages foreign exchange risk for the purchase of capital equipment from overseas suppliers and for settlement of certain customer receivables or supplier payables using foreign exchange forward contracts, which have been designated as effective fair value hedges at inception. These foreign exchange forward contracts are marked-to-market. Any changes in fair value of the forward contracts, together with changes in the fair value of the purchase commitments, are recorded in earnings. The fair value of contracts and related hedged items are recorded in other assets or liabilities based on the expiration date of the contract.

At June 30, 2007 and 2006, all contracts relating to the purchase of capital equipment expire in 2008, while contracts relating to receivables or payables expire within four months of year end. At June 30, outstanding forward contracts to exchange Australian dollars for various foreign currencies were as follows:

	2007 Nominal Value	2007 Fair Value Loss/(Gain)	2006 Nominal Value	2006 Fair Value Loss/(Gain)
Capital equipment purchase commitments in:
Euros	$4,747	$374	$4,669	$32
Swiss Francs	6,933	933	3,934	107
Supplier purchases in Euros	105	1	54	(2)
Customer collections in:
South African Rand	20	1	192	14
Canadian Dollars	165	(1)	110	—

	$11,970	$1,308	$8,959	$151

(3) ACCOUNTS RECEIVABLE AND ALLOWANCES FOR DOUBTFUL ACCOUNTS

The Company’s customers are primarily wine and spirits bottlers, consumer product companies and container manufacturers. Accounts receivable consist of amounts due in connection with normal business activities and are carried at sales value less allowances for doubtful accounts based on a combination of specific customer circumstances, credit conditions and the history of write-offs and collections. The Company records an allowance for doubtful accounts to reflect the estimated losses of accounts receivable based on past collection history, age and specific individual risks identified. The Company evaluates items on an individual basis when determining accounts receivable write-offs. The Company’s policy is not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms. The following table summarizes the activity in the allowance for doubtful accounts for 2007 and 2006:

	2007	2006
Balance at beginning of year	$133	$140
Provision	289	66
Accounts written-off	(153)	(73)

Balance at end of year	$269	$133

(4) INVENTORIES

Inventories as of June 30 consisted of the following:

	2007	2006
Finished goods	$4,406	$2,371
Work-in-process	1,111	712
Raw materials	3,407	1,786

	$8,924	$4,869

(5) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30:

	2007	2006
Machinery and equipment	$84,422	$60,071
Furniture, fixtures, computers and software	4,410	4,894

	88,832	64,965
Accumulated depreciation	(40,861)	(32,138)

	$47,971	$32,827

Property, plant and equipment includes the cost of assets under capital leases of $3,976 (before $2,088 of accumulated depreciation) and $3,974 (before $1,785 of accumulated depreciation) at June 30, 2007 and 2006, respectively.

(6) INVESTMENT IN AFFILIATES

The Company holds equity interests in affiliated companies, which are carried in accordance with the equity method of accounting, and loans receivable from affiliated companies as follows:

	2007	2006
C&E Capsules Inc.:
50% equity interest	$188	$115
Loan receivable	548	529

Total	736	644

C&E Closures (ANZ) Pty. Ltd.
50% equity interest	(203)	(13)
Loan receivable	903	1,711

Total	700	1,698

Collopack LLP:
35% equity interest	1,022	1,212

Total investment in affiliates	$2,458	$3,554

In 2007, the Company wrote-down the loan receivable from C&E Closures (ANZ) Pty. Ltd. by $1,685 to reflect impairment of the total investment (equity interest and loan). The remaining investment of $700 represents the amount realized upon liquidation of the affiliate after June 30, 2007.

The Company derived minor revenues from transactions with affiliates in 2007 and 2006, including $93 of commissions and $3 of product sales in 2007 (none in 2006) and interest income of $10 and $9 in 2007 and 2006, respectively.

(7) LONG-TERM DEBT AND CAPITAL LEASES

The Company’s long-term debt and capital leases consisted of the following as of June 30:

	2007	2006
Bank loans (commercial bills) bearing:
Fixed interest rates ranging from 6.35% to 7.50% at June 30, 2007	$21,465	$15,686
Variable interest rates at 7.09% at June 30, 2007	4,090	—

Bank loans denominated in foreign currencies:
US dollar denominated bearing fixed interest rate of 4.11% at June 30, 2007	256	911
Rand denominated bearing fixed interest rates	—	2,624

Capital lease obligations with interest rates ranging from 5.97% to 17.04% until maturity (2008 through 2010)	422	1,120

	26,233	20,341
Less current portion	(9,738)	(7,218)

Non-current portion	$16,495	$13,123

Future annual principal payments as of June 30, 2007 (including future minimum capital lease payments less interest component) were as follows:

	Maturities (Including Capital Leases)	Future Minimum Capital Lease Payments	Interest on Capital Leases
2008	$9,739	$352	$13
2009	4,216	27	6
2010	4,265	65	3
2011	7,606	—	—
2012	408	—	—

Total	$26,234	$444	$22

At June 30, 2007, the Company maintained a credit facility with Westpac Banking Corporation that expires after June 30, 2008 and provides the Company with up to $45 million of borrowings. The Company has borrowed funds using fixed and variable interest rate commercial bills and an amortizing bank loan denominated in US dollars. Commercial bills rollover approximately monthly, with interest and any principal reduction reflected as a discount from the proceeds.

Upon rollover, variable interest rate bills reflect the prevailing BBWS rate plus 0.0675% (or LIBOR plus 0.675% for US dollar denominated borrowings) with the discount reflecting mandatory interest payment and optional principal repayment. The term of variable interest rate bills are at the discretion of the borrower subject to the provisions of the credit facility agreement.

Upon rollover, fixed interest rate bills reflect the available lender swap rate plus 0.675% at the inception of that borrowing. Fixed interest bills are subject to an amortization schedule with the rollover discount reflecting monthly payments of principal and interest.

The credit facility contains financial and operating covenants which requires the Company to maintain the following:

•	An interest coverage ratio of at least 3 times measured semi-annually,

•	A financial gearing ratio of no greater than 3 times measured annually, and

•	A balance sheet gearing ratio of no greater than 70% measured semi-annually.

As of June 30, 2007, the Company was in compliance with all debt covenants.

On October 23, 2007, the Company renewed this credit facility that increased the borrowing capacity to $50 million and, although not specifying an expiration date, allowed for termination by the lender pursuant to its review semi-annually. If terminated by the lender, borrowings subject to amortization schedules must be repaid in accordance with those schedules while borrowings not subject to amortization schedules must be repaid immediately. Accordingly, variable interest rate borrowings (not subject to amortization schedules) have been classified as current at June 30, 2007, while fixed interest rate borrowings (subject to amortization schedules) have been classified as current and non-current in accordance with their amortization schedules.

Rand denominated borrowings were under a separate arrangement with Nedbank Ltd. in South Africa which expired when these borrowings were repaid in full in July 2006.

Capital leases require monthly interest and principal payments with terms extending no further than 2010.

Substantially all assets of the Company are pledged as collateral under the Company’s credit facility via registered debenture mortgages or under terms of the applicable capital lease.

(8) EMPLOYEE BENEFIT PLANS

The Company makes contributions to various retirement savings vehicles as required by law for all Australian and South African employees and for certain US employees who meet applicable requirements. The amounts contributed are based on percentages specified by law for each employee’s base salary, as defined, or for US employees a specified percentage of voluntary contributions by the employee up to a specified maximum percentage of gross pay. Company contributions in 2007 and 2006 were $1,661 and $1,471, respectively.

(9) INCOME TAXES

The provision (benefit) for income taxes includes the following components:

	2007	2006
Currently payable
Australia	$2,483	$3,595
Foreign	403	951

	2,886	4,546

Deferred
Australia	(642)	(88)
Foreign	138	1

	(504)	(87)

	$2,382	$4,459

The difference between the statutory Australian income tax rate and the Company’s effective tax rate primarily reflects the non-deductibility for tax purposes of certain foreign exchange losses, the write-off of an affiliate loan, certain foreign subsidiary losses, certain interest charges and a portion of meal and entertainment expenses; different statutory tax rates applicable to foreign subsidiaries; non-taxable life insurance proceeds; higher tax concession on research and development costs; and the establishment of changes to valuation allowances for tax loss carry-forwards.

The net deferred tax components consisted of the following at June 30:

	2007	2006
Deferred tax liabilities:
Tax depreciation over book depreciation	$(574)	$(485)
Affiliate income	(90)	—
Other	(6)	(6)

Total deferred tax liabilities	(670)	(491)

Deferred tax assets:
Accrued employee leave and benefits	796	592
Net operating loss carry-forwards	405	57
Interest deductions	205	173
Allowance for doubtful accounts	70	29
Other	129	101

Total deferred tax assets	1,605	952
Valuation allowances for deferred tax assets	(27)	(57)

Deferred tax assets, net of valuation allowances	1,578	895

Net deferred tax assets	$908	$404

(10) MAJOR CUSTOMER

During 2007 and 2006, sales to the Company’s largest customer comprised 17% and 24%, respectively, of the Company’s consolidated net revenues. No other customer exceeded 10% of the company’s consolidated net revenues during 2007 and 2006.

Accounts receivable due from the largest customer comprised 11% and 24% of the Company’s total accounts receivable balances at June 30, 2007 and 2006, respectively.

The loss or substantial reduction of the business of any major customer could have a material adverse impact on the Company’s operations.

(11) GEOGRAPHIC INFORMATION

The Company manufactures labels in Australia, the United States and South Africa. Net revenues, based on the country from which the product is shipped, and long-lived assets by country are as follows:

	2007	2006
Net revenues:
Australia	$87,950	$72,404
United States	35,642	26,572
South Africa	12,855	13,445
Intercompany	(260)	(654)

	$136,187	$111,767

Long-lived assets:
Australia	$52,145	$36,472
United States	4,422	2,903
South Africa	4,053	5,310

	$60,620	$44,685

(12) COMMITMENTS AND CONTINGENCIES

Operating Lease Agreements

The Company leases real estate and motor vehicles under operating leases. Leases expire on various dates through 2017. Rent expense during 2007 and 2006 was approximately $1,895 and $1,420, respectively. Rental payments on real estate leases generally escalate annually based on general price level increases (CPI) or specified annual increases intended to approximate general price level increases.

The annual future minimum rental obligations as of June 30, 2007 are as follows:

2008	$1,730
2009	1,626
2010	1,355
2011	1,174
2012	972
Thereafter	3,358

Total	$10,215

Purchase Obligations

Under an agreement with a key supplier, the Company is required to purchase all consigned inventories not consumed within four months of order. Total inventories on consignment under this arrangement were $241 and $656 at June 30, 2007 and 2006, respectively.

The Company has entered into forward purchase agreements for certain raw materials, due for delivery within the first three months of the following fiscal year totaling $1,035 and $879 at June 30, 2007 and 2006, respectively.

Litigation

Litigation is instituted from time to time against the Company which involves routine matters incident to the Company’s business. In the opinion of management, the ultimate disposition of pending litigation will not have a material adverse effect upon the Company’s results of operations, financial position or cash flows.

(13) ACQUISITIONS

During 2007 and 2006, the Company acquired the following majority interests in four Australia-based companies that supply printed labels:

Company Acquired	Date Acquired	Purchase Price	Interest acquired	Primary Customers
Barossa Printmasters Pty. Ltd.	July 3, 2006	$2,126	85%	Wine and spirits bottlers
Nationwide Labels Pty. Ltd.	July 3, 2006	1,292	70%	Consumer products companies
Colourcraft Labels Pty. Ltd.	July 3, 2006	—	80%	Consumer products companies

Total acquisitions in 2007		$3,418

Ever-Redi Press Pty. Ltd.	Aug. 1, 2005	$8,269	80%	Wine and spirits bottlers

In addition to the purchase price, the Company assumed $5,137 of existing debt, net of acquired cash, of the acquired companies in 2007 (no debt was assumed in 2006). The aggregate purchase price, which included $269 of acquisition costs (principally stamp duties) in 2006, was funded by additional borrowings under the Company’s credit facility of $1,310 and $5,000 in 2007 and 2006, respectively, with the remainder paid in cash or deferred until future periods. The amounts of cash paid for acquisition of businesses in the Consolidated Statements of Cash Flows represent acquisition-related payments made in the year of acquisition, as well as deferred acquisition-related payments made during the year pursuant to acquisition transactions entered into in a prior year.

The acquisitions provided the Company with a broader operating footprint to better serve its existing customers, an expanded ability to attract regional and national customers, and a response to counter competitor actions.

The acquisitions were accounted for as asset purchases, and accordingly, the adjusted purchase prices were allocated to the assets and liabilities based on their estimated fair values as of the dates of each acquisition. The results of operations for each acquired company have been included in the Company’s consolidated financial statements beginning with the date acquired. The following represents a condensed balance sheet of the assets acquired and liabilities assumed at the acquisition dates:

	2007	2006
Assets Acquired:
Accounts receivable	$2,908	$—
Inventory	1,888	90
Property, plant and equipment	5,244	1,444
Intangible assets	2,106	7,042
Other assets	125	—

Total assets	12,271	8,576
Liabilities Assumed:
Accounts payable	2,493	—
Accrued liabilities	705	—
Bank loans and capital leases, net	5,137	—

Total liabilities	8,335	—
Minority Interests	518	307

Net Assets Acquired	$3,418	$8,269

In conjunction with each acquisition, the Company entered into lease agreements for the operating facilities with the selling shareholders, or entities affiliated with the selling shareholders.

(14) OTHER COMPREHENSIVE INCOME

The components of other comprehensive income consist of:

	2007	2006
Net income	$3,486	$11,997
Unrealized foreign currency loss from the translation of foreign subsidiaries into Australian currency	(275)	(130)

Total	$3,211	$11,867

(15) EQUITY RIGHTS AND RELATED PARTY TRANSACTIONS

At June 30, 2007 and 2006, three classes of ordinary shares were outstanding as follows:

MD shares	1,074,195
RGT shares	1,074,193
MBO shares	1,052,709

Total shares	3,201,097

Each share is entitled to one vote when a poll is called, otherwise each shareholder has one vote. All shares participate in dividends and any proceeds from liquidation of the company in the following proportions:

MD and RGT shares	51%
MBO shares	49%

Until 2007, MBO shareholders were not entitled to receive dividends until MD and RGT shareholders had received cumulative dividends totaling $21,560 since February 4, 2000 in excess of an annual $1,000 base dividend. The cumulative dividends were fully paid during 2006 and thus this dividend restriction lapsed.

The Company leases five of seven facilities from various entities wholly or partially-owned by shareholders or minority interest holders. Lease payments to these related parties totaled $1,376 and $1,075 in 2007 and 2006, respectively. As rent payments are due at the beginning of the each month, there are no amounts payable to related parties at June 30, 2007 and 2006, respectively.

Amounts receivable from officers, employees and certain minority shareholders or entities partially-owned by minority shareholders were $107 and $7 at June 30, 2007 and 2006, respectively, and are included in prepaid expenses and other.

(16) SUBSEQUENT EVENTS

Since June 30, 2007, the Company has entered into negotiations for the purchase of the remaining 20% share capital from the minority interest shareholder of one of its majority-owned subsidiaries.

As more fully explained in Note 7, the Company renewed its credit facility on October 23, 2007.

On February 29, 2008, the Company was acquired by Multi-Color Corporation (MCC), a US-based company, through the following series of transactions:

1.	The Company divested of all non-majority owned investments (as disclosed in Note 6) and a dormant majority-owned subsidiary in Spain.

2.	The shareholders of the Company sold all share capital of the Company to MCC.

3.	MCC purchased all remaining minority interests in majority-owned subsidiaries of the Company.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

For the Six Months Ended December 31

In thousands of Australian dollars	2007	2006
Net revenues	$67,642	$67,336
Cost of revenues	50,586	54,450

Gross profit	17,056	12,886

Selling, general and administrative expenses	8,934	8,015

Operating income	8,122	4,871

Interest expense	578	653
Other (income) expense, net	113	201

Income before income taxes	7,431	4,017

Income tax expense	3,248	1,120

Income before minority interests and affiliate income	4,183	2,897

Income from affiliates	494	289

Income before minority interests	4,677	3,186

Profit attributable to minority interests	(797)	(872)

Net income	$3,880	$2,314

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

As of December 31

In thousands of Australian dollars	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,741	$4,909
Accounts receivable, net of allowances of $285 and $200 at December 31, 2007 and 2006, respectively	18,879	23,056
Inventories	8,189	9,710
Refundable income taxes	193	347
Deferred tax assets	713	532
Prepaid expenses and other	828	1,092

Total current assets	35,543	39,646
Property, plant and equipment, net	45,146	47,634
Investments in affiliates	1,813	4,315
Goodwill	10,191	10,191
Deferred tax assets	767	344

Total assets	$93,460	$102,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$14,316	$15,592
Accounts payable	11,310	18,972
Accrued income taxes	2,076	308
Accrued liabilities	1,336	3,119
Loan from minority interest	333	—
Employee compensation and benefits	1,314	603

Total current liabilities	30,685	38,594
Long-term debt and capitalized leases, less current portion	14,325	19,061
Deferred tax liabilities	579	243
Employee compensation and benefits	1,022	986

Total liabilities	46,611	58,884
Commitments and contingencies
Minority interests	4,414	3,819
Stockholders’ equity:
Ordinary shares (no par or stated value); 3,201,097 shares issued and outstanding at December 31, 2007 and 2006, respectively	3,489	3,489
Retained earnings	39,388	36,197
Accumulated other comprehensive income (loss)	(442)	(259)

Total stockholders’ equity	42,435	39,427

Total liabilities, minority interests and stockholders’ equity	$93,460	$102,130

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

For the Six Months Ended December 31

In thousands of Australian dollars

or thousands of ordinary shares

	Ordinary Shares		Retained earnings	Accumulated other Comprehensive Income (Loss)	Total
	Number of shares issued	Amount
July 1, 2006	3,201	$3,489	$33,883	$(155)	$37,217
Net income			2,314		2,314
Foreign currency translation loss				(104)	(104)

December 31, 2006	3,201	$3,489	$36,197	$(259)	$39,427

July 1, 2007	3,201	$3,489	$35,508	$(430)	$38,567
Net income			3,880		3,880
Foreign currency translation loss				(12)	(12)

December 31, 2007	3,201	$3,489	$39,388	$(442)	$42,435

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

For the Six Months Ended December 31

In thousands of Australian dollars	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Income before minority interests	$4,677	$3,186
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation	3,279	3,343
Net loss/(gain) on disposal of equipment	429	(9)
Net (increase) decrease in accounts receivable	5,556	(102)
Net (increase) decrease in inventories	720	(3,145)
Net (increase) decrease in prepaid expenses and other	1,144	(232)
Net increase (decrease) in accounts payable	(4,591)	(841)
Net increase (decrease) in accrued liabilities	(2,026)	308
Net increase (decrease) in accrued/refundable income taxes	234	(1,066)
Net increase (decrease) in deferred taxes	—	(225)

Net cash provided by operating activities	9,422	1,217

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,958)	(4,182)
Acquisition of business, net of cash acquired	(2,000)	(6,010)
Proceeds from sale of plant and equipment	347	450

Net cash used in investing activities	(10,611)	(9,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	5,832	13,981
Repayment of bank loans and capital leases	(3,425)	(5,214)
Changes in amounts from/(to) affiliates and related parties	256	(133)
Dividends paid	(1,861)	(4,531)

Net cash provided by (used in) financing activities	802	4,103
Effect of foreign exchange movements on cash	(3)	(121)

Net increase (decrease) in cash	(390)	(4,543)
Cash and cash equivalents, beginning of the period	7,131	9,452

Cash and cash equivalents, end of period	$6,741	$4,909

The accompanying notes are an integral part of the consolidated financial statements.

COLLOTYPE INTERNATIONAL HOLDINGS PTY LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(All amounts in thousands of Australian dollars, except where noted otherwise)

(1) THE COMPANY

Collotype International Holdings Pty Ltd and subsidiaries (the Company), headquartered in Adelaide, South Australia, supplies printed labels to wine and spirits bottlers and consumer product companies primarily located in Australia, the United States and South Africa. The Company has seven manufacturing facilities, five in Australia (three near Adelaide, South Australia, one in New South Wales and one near Brisbane, Queensland), one in Northern California and one near Cape Town, South Africa.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

References to 2007 and 2006 are for the six months ended December 31, 2007 and 2006, respectively.

The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Although certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the financial statements as of and for the years ended June 30, 2007 and 2006 and the notes thereto included in this report on Form 8-K/A.

The information furnished in these condensed consolidated financial statements reflects all estimates and adjustments which are, in the opinion of management, necessary to present fairly the results for the interim periods reported.

The condensed consolidated financial statements include the accounts of the Company and its wholly and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Entities that are not majority-owned are classified as investments in affiliates in the consolidated balance sheets (see Note 6) and carried in accordance with the equity method of accounting.

Use of Estimates in Financial Statements

In preparing financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on sales of products when the customer receives title to the goods, which is generally upon shipment or delivery depending on sales terms. Revenues are generally denominated in the currency of the country from which the product is shipped and are net of applicable returns and discounts.

Inventories

Inventories are stated at the lower of cost (specific identification) or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.

For assets placed in service prior to July 1, 2006, depreciation is calculated using the diminishing value method at annual depreciation rates of 7.5% to 37.5% depending on the nature of the asset. (Depreciation expense for the year is calculated under the diminishing value method by applying the depreciation rate to the net book value (remaining un-depreciated value) of each asset at the beginning of the year.)

For assets placed in service after June 30, 2006, depreciation is generally calculated using the straight-line method over the estimated useful lives of the assets, ranging from 3 years to 20 years.

Capitalized lease assets are depreciated over the term of the related lease.

Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized and the Company tests goodwill annually as of June 30 of each fiscal year for impairment by comparing the fair value of the reporting unit goodwill to its carrying amount. The test is completed on a reporting unit basis and the Company has determined that each country in which it operates to be a reporting unit. At December 31, 2007 and 2006, the Company had $10,191 of goodwill of which $1,263 relates to South African operations and the remainder relates to Australian operations. Under SFAS 142, impairment is also tested when events or changes in circumstances indicate that the assets carrying values may be greater than the fair values.

Income Taxes

Deferred income tax assets and liabilities are provided for temporary differences between the tax basis and reported basis of assets and liabilities that will result in taxable or deductible amounts in future years.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company is required to adopt the provisions of FIN 48 effective as of June 30, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on the Company’s consolidated financial position, results of operations and cash flows.

Goods and Services Tax (GST)

Revenues, expenses and assets are recognized net of the amount of GST, except where GST is not recoverable from the applicable taxing authority, in which case GST is included in the expense or the cost of the asset. Receivables and payables in the balance sheet include applicable GST.

Foreign Currencies

The functional currency of each of the Company’s subsidiaries is the currency of the country in which the subsidiary operates. The consolidated financial statements are presented in Australian dollars, which is the reporting currency.

Fair Value Disclosure

The carrying value of financial instruments approximates fair value.

Other (Income) Expense

Other (income) expense includes interest income, foreign exchange gains and losses and miscellaneous income.

Derivative Financial Instruments – Foreign Exchange Forward Contracts

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivatives and Hedging Activities, as amended. This standard requires the recognition of derivative instruments as either assets or liabilities in the balance sheet at fair value and the recognition of resulting gains or losses as adjustments to earnings or other comprehensive income. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

The Company manages foreign exchange risk for the purchase of capital equipment from overseas suppliers and for settlement of certain customer receivables or supplier payables using foreign exchange forward contracts, which have been designated as effective fair value hedges at inception. These foreign exchange forward contracts are marked-to-market. Any changes in fair value of the forward contracts, together with changes in the fair value of the purchase commitments, are recorded in earnings. The fair value of contracts and related hedged items are recorded in other assets or liabilities based on the expiration date of the contract.

At December 31, 2007 and 2006, contracts relating to the purchase of capital equipment expire within one year, while contracts relating to receivables or payables expire within three months of year end. At December 31, outstanding forward contracts to exchange Australian dollars for various foreign currencies were as follows:

	2007 Nominal Value	2007 Fair Value Loss/(Gain)	2006 Nominal Value	2006 Fair Value Loss/(Gain)
Capital equipment purchase commitments in:
Swiss Francs	$2,092	$130	$4,850	$378
Euros	—	—	4,747	171
Supplier purchases in Euros	55	(1)	170	4
Customer collections in:
South African Rand	—	—	73	(3)
Canadian Dollars	17	—	—	—

	$2,164	$129	$9,840	$550

(3) INVENTORIES

Inventories as of December 31 consisted of the following:

	2007	2006
Finished goods	$4,260	$5,524
Work-in-process	1,148	1,357
Raw materials	2,781	2,829

	$8,189	$9,710

(4) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of December 31:

	2007	2006
Machinery and equipment	$84,525	$79,896
Furniture, fixtures, computers and software	4,544	6,163

	89,069	86,059
Accumulated depreciation	(43,923)	(38,425)

	$45,146	$47,634

(5) INVESTMENT IN AFFILIATES

The Company holds equity interests in affiliated companies, which are carried in accordance with the equity method of accounting, and loans receivable from affiliated companies as follows:

	2007	2006
C&E Capsules Inc.:
50% equity interest	$251	$134
Loan receivable	496	530

Total	747	664

C&E Closures (ANZ) Pty. Ltd.
50% equity interest	(332)	12
Loan receivable	106	2,341

Total	(226)	2,353

Collopack LLP:
35% equity interest	1,292	1,298

Total investment in affiliates	$1,813	$4,315

The Company wrote-down the loan receivable from C&E Closures (ANZ) Pty. Ltd. by $1,685 in June 2007 to reflect impairment of the total investment (equity interest and loan).

The Company derived minor revenues from transactions with affiliates, including $64 and $47 of commissions, $5 and $3 of product sales and $5 and $5 of interest income in 2007 and 2006, respectively.

(6) LONG-TERM DEBT AND CAPITAL LEASES

The Company’s long-term debt and capital leases consisted of the following as of December 31:

	2007	2006
Bank loans (commercial bills) bearing:
Fixed interest rates ranging from 6.35% to 7.50%	$18,977	$24,058
Variable interest rates at 7.09% at December 31, 2007	9,573	7,428

Bank loans denominated in foreign currencies:
US dollar denominated bearing a fixed interest rate	—	555
Rand denominated bearing fixed interest rates	—	1,586
Capital lease obligations with interest rates ranging from 7.95% to 17.04% until maturity (2008 through 2010)	91	1,026

	28,641	34,653
Less current portion	(14,316)	(15,592)

Non-current portion	$14,325	$19,061

On October 23, 2007, the Company renewed its credit facility with Westpac Banking Corporation that provides $50 million of borrowing capacity. The Company has borrowed funds using fixed and variable interest rate commercial bills and an amortizing bank loan denominated in US dollars. Commercial bills rollover approximately monthly, with interest and any principal reduction reflected as a discount from the proceeds.

Upon rollover, variable interest rate bills reflect the prevailing BBWS rate plus 0.0675% with the discount reflecting mandatory interest payment and optional principal repayment. The term of variable interest rate bills are at the discretion of the borrower subject to the provisions of the credit facility agreement.

Upon rollover, fixed interest rate bills reflect the available lender swap rate plus 0.675% at the inception of that borrowing. Fixed interest bills are subject to an amortization schedule with the rollover discount reflecting monthly payments of principal and interest.

The credit agreement does not specify an expiration date but allows for termination by the lender pursuant to its review semi-annually. If terminated by the lender, borrowings subject to amortization schedules must be repaid in accordance with those schedules while borrowings not subject to amortization schedules must be repaid immediately. Accordingly, variable interest rate borrowings (not subject to amortization schedules) have been classified as current at December 31, 2007 and 2006, while fixed interest rate borrowings (subject to amortization schedules) have been classified as current and non-current in accordance with their amortization schedules.

The credit facility contains financial and operating covenants which required the Company to maintain the following:

•	An interest coverage ratio of at least 3 times measured semi-annually,

•	A financial gearing ratio of no greater than 3 times measured annually, and

•	A balance sheet gearing ratio of no greater than 70% measured semi-annually.

As of December 31, 2007, the Company was in compliance with all debt covenants.

Capital leases require monthly interest and principal payments with terms extending no further than 2010.

Substantially all assets of the Company are pledged as collateral under the Company’s credit facility via registered debenture mortgages or under terms of the applicable capital lease.

(7) MAJOR CUSTOMER

Sales to the Company’s largest customer comprised 17% of the Company’s consolidated net revenues for the year ended June 30, 2007, which is believed to approximate the percentage of sales to this customer for the six months ended December 31, 2007 and 2006. No other customer exceeded 10% of the company’s consolidated net revenues during these periods.

The loss or substantial reduction of the business of any major customer could have a material adverse impact on the Company’s operations.

(8) GEOGRAPHIC INFORMATION

The Company manufactures labels in Australia, the United States and South Africa. Net revenues, based on the country from which the product is shipped, and long-lived assets by country are as follow:

	2007	2006
Net revenues:
Australia	$44,288	$47,763
United States	16,308	13,301
South Africa	7,079	6,452
Intercompany	(33)	(180)

	$67,642	$67,336

Long-lived assets:
Australia	$47,380	$52,870
United States	4,897	4,639
South Africa	4,873	4,631

	$57,150	$62,140

(9) ACQUISITIONS

During the six months ended December 31, 2006, the Company acquired the following majority interests in four Australia-based companies that supply printed labels:

Company Acquired	Date Acquired	Purchase Price	Interest acquired	Primary Customers
Barossa Printmasters Pty. Ltd.	July 3, 2006	$2,126	85%	Wine and spirits bottlers
Nationwide Labels Pty. Ltd.	July 3, 2006	1,292	70%	Consumer products companies
Colourcraft Labels Pty. Ltd.	July 3, 2006	—	80%	Consumer products companies

Total acquisitions		$3,418

In addition to the purchase price, the Company assumed $5,137 of existing debt, net of acquired cash, of the acquired companies. The aggregate purchase price was funded by additional borrowings under the Company’s credit facility of $1,310 with the remainder paid in cash or deferred until future periods. The amounts of cash paid for acquisition of businesses in the Consolidated Statements of Cash Flows represent acquisition-related payments made in the period of acquisition, as well as deferred acquisition-related payments made during the period pursuant to acquisition transactions entered into in a prior period.

The acquisitions provided the Company with a broader operating footprint to better serve its existing customers, an expanded ability to attract regional and national customers, and a response to counter competitor actions.

The acquisitions were accounted for as asset purchases, and accordingly, the adjusted purchase prices were allocated to the assets and liabilities based on their estimated fair values as of the dates of each acquisition. The results of operations for each acquired company have been included in the Company’s consolidated financial statements beginning with the date acquired. The following represents a condensed balance sheet of the assets acquired and liabilities assumed at the acquisition dates:

Assets Acquired:
Accounts receivable	$2,908
Inventory	1,888
Property, plant and equipment	5,244
Intangible assets	2,106
Other assets	125

Total assets	12,271

Liabilities Assumed:
Accounts payable	2,493
Accrued liabilities	705
Bank loans and capital leases, net	5,137

Total liabilities	8,335
Minority Interests	518

Net Assets Acquired	$3,418

In conjunction with the Barossa and Colourcraft acquisitions, the Company entered into lease agreements for the operating facilities with the selling shareholders or entities affiliated with the selling shareholders.

(10) OTHER COMPREHENSIVE INCOME

The components of other comprehensive income consist of:

	2007	2006
Net income	$3,880	$2,314
Unrealized foreign exchange loss from the translation of foreign subsidiaries into Australian currency	(12)	(104)

Total	$3,868	$2,210

(11) SUBSEQUENT EVENTS

On February 29, 2008, the Company was acquired by Multi-Color Corporation (MCC), a US-based company, through the following series of transactions:

1.	The Company divested of all non-majority owned investments (as disclosed in Note 6) and a dormant majority-owned subsidiary in Spain.

2.	The shareholders of the Company sold all share capital of the Company to MCC.

3.	MCC purchased all remaining minority interests in majority-owned subsidiaries of the Company.

Multi-Color Corporation

Pro Forma Consolidated (unaudited) Financial Information

On February 29, 2008, Multi-Color Corporation (the “Company”) completed the purchase of Collotype International Holdings Pty Ltd and subsidiaries (“Collotype”).

The unaudited pro forma statements of income for the twelve months ended March 31, 2007 and the nine months ended December 31, 2007 are prepared as if the acquisition, related financing and required divestitures occurred at the beginning of the respective periods. The unaudited pro forma balance sheet information as of December 31, 2007 has been prepared as if the acquisition, related financing and required divestitures occurred on that date.

The unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to the historical consolidated financial statements of the Company and Collotype. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred as of the beginning of the periods presented or at the balance sheet date presented, nor is it necessarily indicative of future financial position or results of operations. The pro forma adjustments give effect to (i) the preliminary allocation of the acquisition purchase price, (ii) the related financing, and (iii) required divestitures by Collotype immediately preceding the acquisition transaction. This unaudited pro forma financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The unaudited pro forma consolidated financial information includes historical financial information for the Company and Collotype. The Company’s historical consolidated balance sheet as of December 31, 2007 and its historical consolidated statement of income for the nine months ended December 31, 2007 were taken from the unaudited consolidated financial statements in the Company’s most recent quarterly report on Form 10-Q for the quarter ended December 31, 2007. The Company’s historical consolidated statement of income for the year ended March 31, 2007 was taken from the audited consolidated financial statements in the Company’s most recent annual report on Form 10-K for the year ended March 31, 2007, as amended by Form 8-K dated September 14, 2007 to report a business as a discontinued operation, and after adjustment to all share and per share amounts to reflect the 3-for-2 stock split effective September 17, 2007.

Collotype’s historical consolidated balance sheet as of December 31, 2007 was taken from its unaudited consolidated balance sheet as of December 31, 2007 included in this Form 8-K/A, translated from Australian dollars into US dollars using the foreign exchange rate at the end of December used by Collotype in preparing its unaudited consolidated financial statements. Collotype’s historical consolidated statement of income for the nine months ended December 31, 2007 was derived from its unaudited consolidated statement of income for the six months ended December 31, 2007 included in this Form 8-K/A, and combined with its unaudited consolidated statement of income for the three months ended June 30, 2007 not included in this Form 8-K/A. Collotype’s historical consolidated statement of income for the year ended March 31, 2007 was derived from its audited consolidated statement of income for the year ended June 30, 2007 included in this Form 8-K/A, and adjusted to deduct its unaudited consolidated statement of income for the three months ended June 30, 2007 not included in this Form 8-K/A and adjusted to add its unaudited consolidated statement of income for the three months ended June 30, 2006 not included in this Form 8-K/A. Both of these Collotype historical statements of income were translated from Australian dollars into US dollars using the average foreign exchange rates prevailing during the periods used by Collotype in preparing its consolidated financial statements.

The preliminary purchase price of approximately $180.2 million, subject to additional contingent consideration, was based upon a multiple of earnings less net debt. The proceeds paid at closing were obtained through available cash of $7.7 million, $115.0 million in borrowings under the Company’s new debt facility and the issuance of 2,026,000 shares of the Company’s common stock with an estimated fair value of $36.6 million. In addition to the cash and stock, the Company assumed net debt of $16.7 million and incurred approximately $4.2 million for acquisition related costs, including legal, accounting and advisory services. The acquisition has been accounted for as a purchase business combination in accordance with SFAS No. 141, and accordingly the purchase price has been allocated on a preliminary basis to assets and liabilities based on the estimated fair value as of the date of acquisition.

The amount of the preliminary purchase price does not include a contingent payment of up to $9.4 million ($10 million Australian dollars) payable to the sellers upon achievement of certain operating income targets by June 30, 2008. The preliminary purchase price also does not reflect any return of funds in escrow pending resolution of certain tax and other matters.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included on Form 10-Q for the quarter ended December 31, 2007 and Form 10-K for the year ended March 31, 2007, as amended by Form 8-K dated September 14, 2007 to report a business as a discontinued operation, and of Collotype included in this Form 8-K/A.

MULTI-COLOR CORPORATION

PRO FORMA CONSOLIDATED BALANCE SHEET (unaudited)

December 31, 2007

	Historical		Pro Forma
(In thousands of US dollars)	Multi-Color	Collotype	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$7,542	$5,784	$3,284	A	$8,882
			(7,726)	E
			(2)	C
Accounts receivable, net of allowances	16,291	16,200	—		32,491
Inventories	14,308	7,027	577	F	21,912
Deferred tax assets	1,093	1,270	(307)	F	2,056
Prepaid/refundable income taxes	—	166	—		166
Prepaid expenses and other	6,351	711	—		7,062

Total current assets	45,585	31,158	(4,174)		72,569
Property, plant and equipment, net	54,393	38,740	6,026	F	99,159
Goodwill	7,259	8,745	104,369	F	120,373
Intangible assets, net	1,281	—	20,100	F	21,381
Other	10	1,555	1,461	B	1,471
	—	—	(1,555)	C	—

Total assets	$108,528	$80,198	$126,227		$314,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$12,263	$7,500	B	$19,763
Accounts payable	12,104	9,705	1,764	E	22,810
			(763)	C
Current portion of deferred revenues	221	—	—		221
Accrued income taxes	—	1,781	2,719	A	4,500
Accrued liabilities	2,305	1,454	—		3,759
Accrued payroll and benefits	4,320	1,128	—		5,448

Total current liabilities	18,950	26,331	11,220		56,501
Long-term debt, less current portion	—	12,292	105,331	B	117,623
Deferred tax liabilities	6,562	497	5,845	F	12,904
Deferred compensation and other liabilities	3,029	877	586	F	7,192
	—	—	2,700	F	—

Total liabilities	28,541	39,997	125,682		194,220
Minority interests	—	3,788	(3,788)	F	—

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	353	2,994	203	E	556
			(2,994)	F
Paid-in capital	22,204	—	36,397	E	58,601
Treasury stock	(119)	—	—		(119)
Restricted stock	(1,403)	—	—		(1,403)
Retained earnings	59,164	33,799	4,940	A	63,310
			(33,799)	F
			(794)	C
Accumulated other comprehensive loss	(212)	(380)	380	F	(212)

Total stockholders’ equity	79,987	36,413	4,333		120,733

Total liabilities and stockholders’ equity	$108,528	$80,198	$126,227		$314,953

See accompanying Notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (unaudited)

For the Year Ended March 31, 2007

	Historical		Pro Forma
(In thousands of US dollars, except share and per share data)	Multi-Color	Collotype	Adjustments		Consolidated
Net revenues	$192,551	$98,701	$—		$291,252

Cost of revenues	155,402	79,783	(88)	J	234,733
			(864)	I
			577	K
	—	—	(77)	D	—

Gross profit	37,149	18,918	452		56,519
Selling, general and administrative expenses	20,255	10,534	1,695	J	32,513
			33	L
			(4)	D
Acquisition expenses	3,048	—	—		3,048

Operating income	13,846	8,384	(1,272)		20,958

Interest expense	1,036	1,472	6,292	G	8,800
Other (income) expense, net	(427)	324	124	H	25
	—	—	4	D	—

Income from continuing operations before income taxes, income from affiliates and minority interests	13,237	6,588	(7,692)		12,133

Income tax expense	4,625	1,827	(2,437)	M	4,015

Income from continuing operations before income from affiliates and minority interests	8,612	4,761	(5,255)		8,118

Income from affiliates	—	223	(223)	D	—
Profit attributable to minority interests	—	(1,115)	1,115	N	—

Income from continuing operations	8,612	3,869	(4,363)		8,118

Income from discontinued operations, net of tax	2,414	—	—		2,414

Net income	$11,026	$3,869	$(4,363)		$10,532

Basic earnings per common share:
Income from continuing operations	$0.87				$0.68
Income from discontinued operations	0.24				0.20

Basic earnings per common share	$1.11				$0.88

Diluted earnings per common share:
Income from continuing operations	$0.84				$0.66
Income from discontinued operations	0.24				0.20

Diluted earnings per common share	$1.08				$0.86

Basic shares outstanding	9,905		2,026	O	11,931
Diluted shares outstanding	10,221		2,027	O	12,248

See accompanying Notes to Pro Forma Consolidated Financial Statements.

All share and per share amounts have been adjusted to reflect the 3-for-2 stock split effective September 17, 2007.

MULTI-COLOR CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (unaudited)

For the Nine Months Ended December 31, 2007

	Historical		Pro Forma
(In thousands of US dollars, except share and per share data)	Multi-Color	Collotype	Adjustments		Consolidated
Net revenues	$152,604	$88,717	$(12)	D	$241,309
Cost of revenues	124,729	68,050	(66)	J	192,471
			(648)	I
			577	K
	—	—	(171)	D	—

Gross profit	27,875	20,667	296		48,838
Selling, general and administrative expenses	15,040	10,843	1,272	J	26,846
			25	L
	—	—	(334)	D	—

Operating income	12,835	9,824	(667)		21,992

Interest expense	177	870	4,769	G	5,816
Other (income) expense, net	392	1,480	93	H	853
			(957)	A
	—	—	(155)	D	—

Income from continuing operations before income taxes, income from affiliates and minority interests	12,266	7,474	(4,417)		15,323

Income tax expense	4,483	3,492	(1,505)	M	6,470

Income from continuing operations before income from affiliates and minority interests	7,783	3,982	(2,912)		8,853

Income from affiliates	—	425	(425)	D	—
Profit attributable to minority interests	—	(912)	912	N	—

Income from continuing operations	7,783	3,495	(2,425)		8,853

Income from discontinued operations, net of tax	7,022	—	—		7,022

Net income	$14,805	$3,495	$(2,425)		$15,875

Basic earnings per common share:
Income from continuing operations	$0.78				$0.74
Income from discontinued operations	0.70				0.58

Basic earnings per common share	$1.48				$1.32

Diluted earnings per common share:
Income from continuing operations	$0.75				$0.71
Income from discontinued operations	0.68				0.57

Diluted earnings per common share	$1.43				$1.28

Basic shares outstanding	10,025		2,026	O	12,051
Diluted shares outstanding	10,345		2,027	O	12,372

See accompanying Notes to Pro Forma Consolidated Financial Statements.

All share and per share amounts have been adjusted to reflect the 3-for-2 stock split effective September 17, 2007.

MULTI-COLOR CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (unaudited)

All amounts in thousands of US dollars, except as noted otherwise

A.	Represents $7,659 of foreign exchange gains on forward contracts recognized by the Company prior to the closing date, partially offset by $2,719 of related income taxes. The Company entered into these forward contracts around the time of executing the letter of intent to acquire Collotype as a hedge to lock-in the U.S. dollar value of the purchase price, which was denominated in Australian dollars. U.S. generally accepted accounting standards prohibit hedge accounting (offsetting the gain or loss on such hedge contracts against the ultimate cost of the transaction) for pending acquisition transactions. Accordingly, the Company reported these gains and the related income tax expense in earnings during the three months immediately preceding the closing date (and thus in retained earnings at the closing date) rather than in the basis of the assets acquired.

Cash received from formal contracts	$3,284
Reduction in debt from forward contracts (included in B below)	4,375

Foreign exchange gains	7,659
Income taxes at 35.5% effective tax rate	(2,719)

Gain, net of taxes	$4,940

As the foreign exchange gains were recognized by the Company in the three months preceding the closing date, they are not reflected in the pro forma consolidated statements of income. However, the Company’s historical consolidated statement of income for the nine months ended December 31, 2007 included an unrealized foreign exchange loss of $957 relating to these forward contracts, partially offset by $340 of income tax benefit. Accordingly, the pro forma adjustments for the consolidated statement of income for the nine months ended December 31, 2007 reflect reversal of this unrealized foreign exchange loss and the related tax benefit.

B.	Represents the net proceeds from borrowings under the Company’s new credit facilities and repayment of Collotype’s outstanding Australian dollar debt as follows (all amounts are stated in U.S. dollars):

Borrowings under the new credit facility:
Denominated in U.S. dollars	$115,000
Denominated in Australian dollars	26,761
Less repayment of existing Collotype debt	(24,555)

Net borrowings for the acquisition	117,206
Less reduction of debt related to foreign exchange gain	(4,375)

Net additional debt	$112,831

Current portion of debt	$7,500
Additional debt, less current portion	105,331

Net additional debt	$112,831

Additional debt reflects the amount of actual borrowings at the closing date, adjusted downward by the higher net debt level (debt less cash) of Collotype at December 31, 2007 as compared with the closing date. This reflects the structure of the acquisition transaction whereby the amount of consideration paid (cash plus stock issued) was equal to a fixed amount less Collotype’s net debt.

The Company also incurred $1,461 of debt issuance costs relating to the new credit facility that have been deferred and will be amortized over the term of the credit facility (60 months) or 12 months for the annual agency fees.

C.	Reflects the required divestiture of certain equity affiliates and Collotype’s subsidiary in Spain as follows:

Investment in Collopack LLP	$1,108
Investment in C&E Capsules Inc.	641
Investment in C&E Closures (ANZ) Pty Ltd	(194)

Total other assets	1,555

Spanish subsidiary:
Cash	2
Payables	(763)

Deficiency of assets	(761)

Reduction in Collotype retained earnings	$(794)

D.	Divestiture of the three affiliates indicated in C above results in elimination of all income from affiliates. Divestiture of the Spanish subsidiary results in the elimination of the operating losses related to this operation (reduced cost of revenues; selling, general and administrative expense; and other expense partially offset by a minor reduction in revenue).

E.	Reflects the purchase of 100% of the equity interests in Collotype and minority interests in majority owned subsidiaries as follows:

Cash on hand	$7,726
Cash from proceeds of borrowings (from B above)	117,206
2,026,000 shares of MCC common stock:
Stated value of $0.10 per share	203
Paid-in capital	36,397

Cash paid and stock issued	161,532
Transaction costs	4,216
Collotype debt assumed	24,555
Less Collotype cash acquired	(5,784)

Preliminary purchase price	$184,519

The above pro forma preliminary purchase price is based on the net debt of Collotype at December 31, 2007 which differs from the preliminary purchase price at the closing date of February 29, 2008.

The Company issued 2,026,000 shares of its common stock to Collotype equity holders with a restriction on sale or transfer within one year of the closing date. The value of this stock was determined using the average closing price ($21.77 per share) of common shares for the day prior to and the day of the purchase price valuation date (February 25, 2008), which was defined as four business days prior to the closing date. The stock value was then reduced 17% to reflect the estimated fair value of the discount for the one-year sale restriction.

Transaction costs of $1,764 had not been paid as of the closing date and are reflected in the pro forma adjustment to accounts payable.

F.	Represents the elimination of Collotype’s historical equity and minority interests and the revaluation of assets to preliminary estimated fair value.

Based on fair value estimates, the preliminary purchase price has been allocated to individual assets acquired and liabilities as of the closing date assumed as follows:

Assets Acquired:
Accounts receivable	$19,181
Inventories	7,343
Property, plant and equipment	47,603
Intangible assets	20,100
Goodwill	113,114
Deferred tax assets	1,188
Other assets	127

Total assets	208,656

Liabilities Assumed:
Debt, less cash acquired	16,642
Accounts payable	12,411
Accrued income taxes payable	2,945
Accrued liabilities	6,996
Deferred tax liabilities	6,121

Total liabilities	45,115

Net assets acquired	$163,541

The above amounts do not agree to the pro forma consolidated balance sheet because the above amounts are based on Collotype’s net assets as of the closing date (February 29, 2008) while the pro forma consolidated balance sheet reflects Collotype’s net assets as of December 31, 2007.

The pro forma adjustments reflect the difference between the preliminary estimated fair value of Collotype’s net assets and their historical net carrying values at the closing date as follows:

Finished goods inventories	$577
Property, plant and equipment	6,026
Intangible assets:
Customer relationships	18,500
Technologies	1,600

Intangibles other than goodwill	20,100
Goodwill	113,114
Leasehold interests	(586)
Deferred taxes:
Deferred tax assets	(307)
Deferred tax liabilities	(5,845)

Net deferred taxes	(6,152)
Deferred compensation and other liabilities	(2,700)

Total write-up of net assets	$130,379

The net carrying value of all other assets and liabilities has been estimated to approximate the fair value. Certain real estate leases are estimated to reflect higher than market rate rental payments, resulting in a $586 liability for contractual lease payments in excess of market rates. This leasehold interest liability is included in “deferred compensation and other liabilities.”

G.	Represents the interest expense on borrowings used to finance the acquisition and amortization of deferred financing costs as follows:

	Year Ended 3/31/07	Nine Months Ended 12/31/07
Interest at 5.4% on outstanding
US dollar denominated principal:
First quarter $115,000	$1,543	$1,543
Second quarter $112,500	1,510	1,510
Third quarter $110,000	1,476	1,476
Fourth quarter $107,500	1,443	—

	5,972	4,529
Amortization of deferred financing costs	320	240

Additional interest expense	$6,292	$4,769

The interest rate of 5.4% used in the estimate of interest expense represents the actual rates in effect at the date the additional debt was borrowed. The Company is scheduled to repay $2.5 million of borrowings each quarter during the first year of the credit agreement, as reflected in the outstanding principal balances above.

Regarding Australian dollar denominated debt, the company replaced Collotype’s existing debt with new debt under its credit facility. The interest expense included in Collotype’s historical statements of income approximate the interest expense that would be incurred under the new facility. Accordingly, no pro forma adjustment for interest expense on this debt has been made.

H.	Represents the estimated interest income forgone on net decrease in cash of $4,442 ($7,726 cash paid in E less $3,284 cash received in A) based on an estimated 3% yield as of the closing date.

I.	Represents the estimated depreciation expense on the write-up of property, plant and equipment over their estimated remaining lives, offset by the estimated reduction in Collotype’s depreciation expense at the closing date through use of straight-line depreciation, in accordance with the Company’s policy, rather than accelerated methods used by Collotype prior to the acquisition as follows:

	Year Ended 3/31/07	Nine Months Ended 12/31/07
Estimated depreciation expense:
Straight-line on fixed assets after write-up	$4,949	$3,712
Collotype depreciation using historical method	(5,813)	(4,360)

Net reduction in depreciation expense	$(864)	$(648)

J.	Represents amortization expense of intangible assets included in selling, general and administrative expense or leasehold interest liabilities included in cost of revenues. Intangible assets include customer relationships amortized over estimated remaining lives ranging from 7 to 14 years and technologies amortized over estimated remaining lives ranging from 7 to 8 years. Leasehold interest liabilities are amortized over their remaining lease terms ranging from 3 to 8 years.

K.	Represents amortization of the write-up to estimated fair value of finished goods inventories over estimated inventory turnover period of 1 month.

L.	Represents expense on 25,000 stock options issued to certain Collotype employees at the closing date which vest over five years from the date of issuance. This pro forma adjustment reflects the expense associated with these options under SFAS No. 123R.

M.	Represents income tax expense on pro forma adjustments that impact income before income taxes. Income tax expense has been recorded at the estimated effective tax rate of 35.5% for adjustments subject to US tax jurisdictions and 0% for adjustments subject to other tax jurisdictions (Australia and South Africa). Purchase accounting adjustments in taxing jurisdictions outside of the US are treated as permanent differences as the carryover basis of acquired assets and liabilities is used to determine taxable income in those jurisdictions.

N.	Represents the elimination of profit attributable to minority interests as all minority interests were acquired in the acquisition transaction.

O.	Represents 2,026,000 shares of the Company’s common stock issued in the acquisition, and for diluted shares, 1,000 equivalent shares relating to options to purchase 25,000 shares of the Company’s common stock issued to certain Collotype employees.